SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2001 (June 7, 2001)

WELLSFORD REAL PROPERTIES, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland

(State or other Jurisdiction of Incorporation)

                            1-12917                                                                           13-3926898
              (Commission File Number)                                          (IRS Employer Identification No.)

535 Madison Avenue, New York, New York                           10022

                                 (Address of Principal Executive Offices)                         (Zip Code)

Registrant's Telephone Number, Including Area Code     (212) 838-3400

(Former Name or Former Address, if Changed Since Last Report )

Item 5. Other Events.

        On June 7, 2001, Wellsford Real Properties, Inc., a Maryland corporation ("Wellsford"), entered into an agreement with Mutual Beacon Fund, Mutual Qualified Fund and Mutual Beacon Fund (Canada) (the "Funds"), to purchase 2,020,784 of Wellsford's outstanding common shares from the Funds at $18.10 per share, for a total consideration of approximately $36.6 million. On June 8, 2001 the transaction was consummated. Franklin Mutual Advisers, LLC is the investment adviser for the Funds. In completing this transaction, Wellsford has reduced the total outstanding shares of its common stock by approximately 24% to approximately 6.3 million shares.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

            (c)     Exhibits

                     99.1          Press Release.

                     10.114      Letter Agreement, dated as of June 7, 2001 between Wellsford Real Properties,                                       Inc. and Mutual Beacon Fund, Mutual Qualified Fund and Mutual Beacon Fund                                       (Canada).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2001

WELLSFORD REAL PROPERTIES, INC. By: /s/ James J. Burns Name: James J. Burns Title: Senior Vice President Chief Financial Officer